Exhibit (h)(v)(B)

Schedule A

to the Operating Services Agreement

between the Direxion Funds and Rafferty Asset Management, LLC

Funds

(with respect to Investor Class Shares)

Direxion Monthly S&P 500® Bull 2X Fund	0.65%
Direxion Monthly S&P 500® Bear 2X Fund	0.65%
Direxion Monthly NASDAQ-100® Bull 2X Fund	0.65%
Direxion Monthly Latin America Bull 2X Fund	0.65%
U.S. Government Money Market Fund	0.45%
Direxion Monthly Small Cap Bull 2X Fund	0.65%
Direxion Monthly Small Cap Bear 2X Fund	0.65%
Direxion Monthly Emerging Markets Bull 2X Fund	0.65%
Direxion Monthly Commodity Bull 2X Fund	0.65%
Direxion Monthly 10 Year Note Bull 2X Fund	0.65%
Direxion Monthly 10 Year Note Bear 2X Fund	0.65%
Direxion Monthly China Bull 2X Fund	0.65%
Evolution Managed Bond Fund	0.50%
Evolution All-Cap Equity Fund	0.50%
Evolution Market Leaders Fund	0.50%
Evolution Alternative Investment Fund	0.50%
Dynamic HY Bond Fund	0.50%

Funds

(with respect to A Class Shares)

Direxion Indexed Commodity Strategy Fund	0.16%
Direxion Currency Trends Strategy Plus Fund	0.25%
Direxion/Wilshire Dynamic Fund	0.16%
Direxion Long/Short Global IPO Fund	0.32%
Direxion Indexed Managed Futures Strategy Fund	0.25%

Funds

(with respect to Service Class Shares)

HCM Freedom Fund	0.55%

Funds

(with respect to Institutional Class Shares)

Direxion Indexed Commodity Strategy Fund	0.16%
Direxion Currency Trends Strategy Plus Fund	0.25%
Direxion/Wilshire Dynamic Fund	0.16%
Direxion Long/Short Global IPO Fund	0.32%
Direxion Indexed Managed Futures Strategy Fund	0.25%

Funds

(with respect to C Class Shares)

Direxion Indexed Commodity Strategy Fund	0.16%
Direxion Currency Trends Strategy Plus Fund	0.25%
Direxion/Wilshire Dynamic Fund	0.16%
Direxion Long/Short Global IPO Fund	0.32%
Direxion Indexed Managed Futures Strategy Fund	0.25%

Last Revised: August 15, 2012